UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

Halitron, Inc.

Exact name of registrant as specified in its charter)

Nevada	000-51253	68-0539517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Simm Lane, Suite 2F, Newtown, CT	06470
(Address of principal executive offices)	(zip code)

(877) 710-9873
(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On or about August 18, 2017, Halitron, Inc. (the “Company”) entered into an Asset Purchase Agreement with The Hopp Companies Inc, a New York corporation, and Hopp Management, Inc., a New York corporation (collectively, “Hopp”), to acquire certain assets and assume certain liabilities of Hopp necessary to operate Hopp’s manufacturing business, for the total purchase price of $700,000. The purchased assets include cash, accounts receivable, customer and vendor lists, inventory, equipment and other fixed assets, lease and business contract rights, Hopp’s trade name, and other general intangibles. On or about September 29, 2017, the Company closed on the acquisition.

The foregoing description of the purchase agreement and its terms is qualified in its entirety by the full text of the agreement, filed as Exhibit 10.1 to, and incorporated by reference in, this report.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosure in Item 1.01 above is incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE.

A copy of a press release regarding the acquisition described above is furnished as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The exhibits listed in the following Exhibit Index are filed as part of this report:

Exhibit No.	Description

10.1	Asset Purchase Agreement

99.1	Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halitron, Inc.

Dated: October 20, 2017	By:	/s/ Bernard Findley
Bernard Findley
Chief Executive Officer

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